Exhibit (3)
Articles of Amendment

Filed with the Colorado Secretary
of State, February, 1998

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is CELESTA CORPORATION.

SECOND: The following amendment to the Articles of Incorporation was adopted on December 5th, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an "X" below:

    No shares have been issued or Directors elected-Action by incorporators
---

 X  No shares have been issued but Directors Elected-Action by Directors
---

     Such amendment was adopted by the board of directors where shares have been --- issued and shareholder action was not required.


      Such  amendment was adopted by a vote of the  shareholders.  The number of
---   shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is INNOVATIVE HOLDINGS & TECHNOLOGIES, INC.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:
                (Not to  exceed  ninety  (90)  days  from the date of filing.
----------------

Signature           /s/ Helmuth Wyzisk
          ---------------------------------------
Title     Celesta Corporation/President, Director

File with the Colorado Secretary
of State on ___________

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                   INNOVATIVE HOLDINGS AND TECHNOLOGIES, INC.

         The undersigned, being a director of Celesta Corporation, Inc., does hereby the Articles of Incorporation of the Company as follows:

                                    Article I
                                      Name
         The  name  of  this  Corporation  shall  be  Innovative   Holdings  and
Technologies, Inc.


                                   Article II
                                  Capital Stock

         Article is hereby amended as follows:

         The corporation is authorized to issue an aggregate of 500,000,000 shares of which 450,000,000 will be $0.0001 par value common stock and 50,000,000 shares will be $0.001 par value preferred stock. The common stock will have voting rights of one vote per share. The board of directors may issue preferred stock from time to time in one or more series, to have such voting rights, preference in dividends and in liquidation and such other rights, preferences and conditions as the board of directors may designate by an amendment to these articles of incorporation by action duly adopted without shareholder action and shareholder action shall not be required therefor fully paid stock of this Corporation shall not be liable to any further call or assessment.

I hereby certify that a majority vote of the shareholders and directors of the Corporation adopted the following on February 20, 1998 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this 27th day of February, 1998.


/s/ Helmuth Wyzisk
-----------------------------
By: Helmuth Wyzisk, Director

Exhibit (3)
Articles of Amendment

File with the Colorado Secretary
of State on October 19, 1999

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                   INNOVATIVE HOLDINGS AND TECHNOLOGIES, INC.

The undersigned, being a director of Innovative Holdings and Technologies, Inc., a Colorado corporation, does hereby the Articles of Incorporation of Innovative Holdings and Technologies, Inc as follows:

                                   Article II
                                  Capital Stock

         Article is hereby amended as follows:

         The corporation is authorized to issue an aggregate of 500,000,000 shares of which 450,000,000 will be $0.0001 par value common stock and 50,000,000 shares will be $0.001 par value preferred stock. The common stock will have voting rights of one vote per share. The board of directors may issue preferred stock from time to time in one or more series, to have such voting rights, preference in dividends and in liquidation and such other rights, preferences and conditions as the board of directors may designate by an amendment to these articles of incorporation by action duly adopted without shareholder action.
         The corporation is authorized to issue Two Hundred Fifty-Thousand (250,000) 1999 Series "A" Convertible Preferred Shares, par value $0.001 per share. Series A shares will entitle the holder to one vote per share. The shares are convertible into common shares at the option of the holder, one share of preferred stock for one share of common stock. The conversion rate will not be affected by any reverse stock splits.

         This amendment was duly adopted this 18th day of October, 1999 by the corporation's board of directors. No shareholder action was required.

Dated this 18th day of October, 1999.

INNOVATIVE HOLDINGS AND TECHNOLOGIES, INC.



/s/ Helmuth Wyzisk
-----------------------------
By: Helmuth Wyzisk
Title: Director and President